Exhibit 99.1

Banc of California Reports 2014 First Quarter
Financial Results

Irvine, Calif. (May 9, 2014) Banc of California, Inc. (NASDAQ: BANC) (the “Company”), the holding company for Banc of California, National Association (the “Bank”), today announced financial results for the three months ended March 31, 2014.

For the quarter, the Company reported net income of $757 thousand, with a net loss attributable to common shareholders of $153 thousand or $(0.01) per diluted common share. This compares with net income available to common shareholders of $2.4 million, or $0.12 per diluted common share, for the fourth quarter ended December 31, 2013, and net income available to common shareholders of $641 thousand, or $0.05 per diluted common share, for the first quarter ended March 31, 2013.

The Company’s consolidated assets totaled $4.03 billion at March 31, 2014, representing an increase of $403 million compared to $3.63 billion at December 31, 2013, and an increase of $1.98 billion compared to $2.05 billion at March 31, 2013. Total loans and leases of $3.40 billion at March 31, 2014 increased $235 million compared to $3.16 billion at December 31, 2013, and increased $1.66 billion compared to $1.74 billion at March 31, 2013. The increases in total assets and loans and leases reflected organic loan growth with over $1 billion in new loan originations during the quarter, including over $150 million of new commercial loan originations and commitments.

Total deposits of $3.11 billion at March 31, 2014 represented an increase of $191 million compared to $2.92 billion at December 31, 2013 and an increase of $1.41 billion compared to $1.70 billion at March 31, 2013.

Steven Sugarman, Chief Executive Officer of the Company, stated “Our recently announced acquisition of Popular Community Bank’s Southern California branch network will help us expand our footprint and bring the scale needed to further leverage our operational capabilities and infrastructure. We continue to make good progress in our commercial bank, strengthening our origination capabilities and reducing the cost structure in our mortgage bank. The acquisition of Popular Community Bank will complement the strategies already in place and expedite achievement of our financial targets and business goals. The Banc of California today exceeds $4 billion in assets and, with completion of this acquisition we will grow to over $5 billion in assets, an accomplishment that has always been a critical milestone in our strategic plan.”

The Company plans to discuss its first quarter earnings, among other items, on May 9, 2014, at 8:00 a.m., Pacific Time. All interested parties are welcome to attend the conference call at 866-770-0133, event code 83328951.

About Banc of California, Inc.
Since 1941, Banc of California, Inc. (NASDAQ:BANC) through its banking subsidiary Banc of California, National Association, has provided banking services and home loans to businesses and families in California and the West. Today, Banc of California, Inc. has over $4 billion in consolidated assets and more than 80 banking locations.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and Banc of California, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Source: Banc of California, Inc.
Investor Relations Inquiries:	Media Inquiries:
Banc of California, Inc.	Vectis Strategies
Richard Herrin, (855) 361-2262	David Herbst, (213) 973-4113 x101

Financial Highlights

	As of or for the three months ended
	March 31,	December 31,	March 31,
	2014	2013	2013
	($ in thousands, except per share data)

Net income (loss)	$757	$3,321	$929
Net income (loss) available to common stockholders	$(153)	$2,370	$641
Diluted earnings (loss) per share	$(0.01)	$0.12	$0.05
Return on average assets	0.08%	0.37%	0.21%
Return on average equity	0.93%	4.06%	1.96%
Net interest margin	4.00%	3.90%	3.70%
Non-interest income	$25,278	$34,517	$17,928
Non-interest expense	$57,768	$57,214	$29,558
Provision for loan and lease losses	$1,929	$1,768	$2,168
Loans and leases receivable, net of allowance	$2,376,992	$2,427,306	$1,611,257
Total deposits	$3,109,146	$2,918,644	$1,698,798
Non-accrual loans	$32,440	$31,648	$16,521
Net charge-offs	$(232)	$650	$601
Allowance for loan and lease losses (ALLL) to total loans	0.83%	0.77%	0.98%
ALLL that were collectively evaluated for impairment to originated loans	1.44%	1.46%	1.41%
ALLL and Discount to total originated and non-credit
impaired loans acquired through business acquisitions (1)	1.64%	1.63%	1.56%

(1) The ratio was calculated by dividing a sum of ALLL and discounts by carrying value of loans

Banc of California, Inc.
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share data)
(Unaudited)
	March 31,	December 31,	March 31,
	2014	2013	2013
ASSETS
Cash and due from banks	$5,733	$4,937	$8,420
Interest-bearing deposits	327,906	105,181	114,776
Total cash and cash equivalents	333,639	110,118	123,196
Time deposits in financial institutions	1,745	1,846	3,635
Securities available for sale	107,525	170,022	99,658
Loans held for sale	1,000,394	716,733	114,582
Loans and leases receivable	2,396,995	2,446,111	1,627,272
Allowance for loan and lease losses	(20,003)	(18,805)	(16,015)
Federal Home Loan Bank and other bank stock	26,801	22,600	8,844
Servicing rights, net	18,880	13,883	3,077
Other real estate owned, net	150	-	1,764
Premises and equipment, net	67,278	66,260	17,695
Goodwill	32,868	30,143	7,048
Other intangible assets, net	11,213	12,152	5,107
Deferred income tax	-	-	7,572
Income tax receivable	2,769	2,995	2,624
Bank-owned life insurance investment	18,928	18,881	18,742
Other assets	31,452	35,084	26,254
Total assets	$4,030,634	$3,628,023	$2,051,055

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	$430,925	$429,158	$142,735
Interest-bearing deposits	2,678,221	2,489,486	1,556,063
Total deposits	3,109,146	2,918,644	1,698,798
Advances from Federal Home Loan Bank	395,000	250,000	50,000
Federal funds purchased	70,000	-	-
Notes payable, net	82,416	82,320	82,031
Reserve for loss reimbursements on sold loans	5,866	5,427	3,498
Accrued expenses and other liabilities	42,880	46,763	28,430
Total liabilities	3,705,308	3,303,154	1,862,757
Commitments and contingent liabilities

Preferred stock, Series A, non-cumulative perpetual preferred stock	31,934	31,934	31,934
Preferred stock, Series B, non-cumulative perpetual preferred stock	10,000	10,000	-
Preferred stock, Series C, 8.00% non-cumulative perpetual preferred stock	37,943	37,943	-
Common stock	211	210	120
Common stock, class B non-voting non-convertible	6	6	11
Additional paid-in capital	258,861	256,306	155,139
Retained earnings	14,398	16,981	25,755
Treasury stock	(27,726)	(27,911)	(25,850)
Accumulated other comprehensive (loss)/income, net	(301)	(600)	1,189
Total shareholders’ equity	325,326	324,869	188,298
Total liabilities and shareholders’ equity	$4,030,634	$3,628,023	$2,051,055

Banc of California, Inc.
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Interest and dividend income
Loans, including fees	$41,530	$39,922	$18,537
Securities	924	473	498
Dividends and other interest-earning assets	322	361	133
Total interest and dividend income	42,776	40,756	19,168
Interest expense
Deposits	5,735	5,665	1,999
Federal Home Loan Bank advances	100	92	63
Notes payable and other interest-bearing liabilities	1,756	1,697	1,747
Total interest expense	7,591	7,454	3,809
Net interest income	35,185	33,302	15,359
Provision for loan and lease losses	1,929	1,768	2,168
Net interest income after provision for loan and lease losses	33,256	31,534	13,191
Noninterest income
Customer service fees	253	266	546
Mortgage banking income	17,324	15,028	16,370
All other income	7,701	19,223	1,012
Total noninterest income	25,278	34,517	17,928
Noninterest expense
Salaries and employee benefits	34,681	36,117	19,080
Occupancy and equipment	8,537	7,592	3,193
All other expenses	14,550	13,505	7,285
Total noninterest expense	57,768	57,214	29,558
Income (loss) before income taxes	766	8,837	1,561
Income tax (benefit) expense	9	5,516	632
Net income (loss)	757	3,321	929
Preferred stock dividends and discount accretion	910	951	288
Net income (loss) available to common shareholders	$(153)	$2,370	$641

Basic earnings (loss) per common share	$(0.01)	$0.13	$0.05
Diluted earnings (loss) per common share	$(0.01)	$0.12	$0.05

Banc of California, Inc.
Selected Financial Data
(Dollars in thousands)
	As of or for the three months ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Quarterly average balance:
Total assets	$3,728,170	$3,555,265	$1,770,089
Total gross loans and leases	3,289,689	3,056,232	1,416,071
Securities available for sale	163,007	170,350	117,108
Total interest earning assets	3,568,092	3,387,120	1,682,573
Total deposits	3,008,958	2,936,922	1,409,107
Total borrowings	350,631	244,708	140,711
Interest bearing liabilities	2,943,515	2,752,010	1,405,606
Total shareholders’ equity	329,617	324,290	191,903
Profitability and other ratios:
Return on avg. assets (1)	0.08%	0.37%	0.21%
Return on avg. equity (1)	0.93%	4.06%	1.96%
Net interest margin (1)	4.00%	3.90%	3.70%
Noninterest income to total revenue (2)	41.81%	50.90%	53.86%
Noninterest income to avg. assets (1)	2.75%	3.85%	4.11%
Noninterest exp. to avg. assets (1)	6.28%	6.38%	6.77%
Efficiency ratio (3)	95.54%	84.36%	88.80%
Avg. loans to average deposits	109.33%	104.06%	100.49%
Average securities available for sale to average total assets	4.37%	4.79%	6.62%
Average interest-earning assets to average interest-bearing liabilities	121.22%	123.08%	119.70%
Average stockholders’ equity to average total assets	8.84%	9.12%	10.84%
Asset quality information and ratios:
Nonaccrual Loans, excluding PCI loans	32,440	31,648	16,521
90+ delinquent loans, excluding PCI loans	16,419	13,441	7,846
Other real estate owned (OREO), net	150	-	1,764
Net loan charge-offs	(232)	650	601
Loan breakdown by evaluation type:
Originated loans
Individually evaluated for impairment	$13,504	$16,704	$21,909
Collectively evaluated for impairment	1,210,993	1,168,195	987,486
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	1,759	2,243	-
Collectively evaluated for impairment	438,815	469,916	189,389
Seasoned SFR mortgage loan pools - non-impaired	418,501	449,767	210,033
Acquired with deteriorated credit quality	313,422	339,286	218,455
Total loans	$2,396,995	$2,446,111	$1,627,272
Allowance for loan and lease losses (ALLL) breakdown:
Originated loans
Individually evaluated for impairment	$62	$96	$1,462
Collectively evaluated for impairment	17,397	17,103	13,923
Acquired loans through business acquisitions - non-impaired
Individually evaluated for impairment	-	-	-
Collectively evaluated for impairment	2,347	1,410	391
Seasoned SFR mortgage loan pools - non-impaired	-	-	-
Acquired with deteriorated credit quality	196	196	239
Total ALLL	$20,003	$18,805	$16,015
Discount on Purchased/Acquired Loans:
Acquired loans through business acquisitions - non-impaired	$7,479	$8,354	$2,898
Seasoned SFR mortgage loan pools - non-impaired	34,619	38,240	12,864
Acquired with deteriorated credit quality	89,303	105,650	132,942
Total Discount	$131,400	$152,244	$148,704
Ratios:
To originated loans:
Individually evaluated for impairment	0.46%	0.57%	6.67%
Collectively evaluated for impairment	1.44%	1.46%	1.41%
Total ALLL	1.43%	1.45%	1.52%
To originated and acquired non-impaired loans:
Individually evaluated for impairment	0.41%	0.51%	6.67%
Collectively evaluated for impairment	1.20%	1.13%	1.22%
Total ALLL	1.19%	1.12%	1.32%
Total ALLL and discount (4)	1.64%	1.63%	1.56%
To total loans:
Individually evaluated for impairment	0.41%	0.51%	6.67%
Collectively evaluated for impairment	0.95%	0.89%	1.03%
Total ALLL	0.83%	0.77%	0.98%
Total ALLL and discount (4)	6.32%	6.99%	10.12%

(1) Ratios are presented on an annualized basis
(2) Total revenue is equal to the sum of net interest income before provision and noninterest income
(3) Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income before provision for loan losses and noninterest income
(4) The ratios were calculated by dividing a sum of ALLL and discounts by carrying value of loans

Banc of California, Inc.
Selected Quarterly Financial Data
(Dollars in thousands, except per share data)

	As of
	March 31,	December 31,	March 31,
	2014	2013	2013
Capital Ratios:
Banc of California, Inc.
Total risk-based capital ratio:	11.93%	12.45%	14.42%
Tier 1 risk-based capital ratio:	10.86%	11.41%	13.16%
Tier 1 leverage ratio:	7.59%	8.02%	9.94%
Banc of California, NA (1)
Total risk-based capital ratio:	14.54%	14.65%	17.65%
Tier 1 risk-based capital ratio:	13.47%	13.60%	16.40%
Tier 1 leverage ratio:	9.41%	9.58%	10.47%
The Private Bank of California (1)
Total risk-based capital ratio:	N/A	N/A	16.06%
Tier 1 risk-based capital ratio:	N/A	N/A	15.37%
Tier 1 leverage ratio:	N/A	N/A	13.39%

(1) On October 11, 2013, The Private Bank of California was merged with the Company's other wholly owned banking subsidiary, Banc of California, NA.

Non-GAAP performance measure:
Tangible common equity to tangible assets ratio is supplemental financial information determined by a method other than in accordance with U.S. generally accepted accounting principles ("GAAP"). This non-GAAP measure is used by management in the analysis of Banc of California, Inc.’s. capital strength. Tangible equity is calculated by subtracting goodwill and other intangible assets from total stockholders' equity. Banking and financial institution regulators also exclude goodwill and other intangible assets from total stockholders' equity when assessing the capital adequacy of a financial institution. Management believes the presentation of this financial measure excluding the impact of these items provides useful supplemental information that is essential to a proper understanding of the capital strength of Banc of California, Inc. This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table reconciles this non-GAAP performance measure to the GAAP performance measure for the periods indicated:

	As of
	March 31,	December 31,	March 31,
	2014	2013	2013
Tangible common equity to tangible assets ratio
Total assets	$4,030,634	$3,628,023	$2,051,055
Less goodwill	(32,868)	(30,143)	(7,048)
Less other intangible assets	(11,213)	(12,152)	(5,107)
Tangible assets	$3,986,553	$3,585,728	$2,038,900

Total stockholders' equity	$325,326	$324,869	$188,298
Less preferred stock	(79,877)	(79,877)	(31,934)
Less goodwill	(32,868)	(30,143)	(7,048)
Less other intangible assets	(11,213)	(12,152)	(5,107)
Tangible stockholders' equity	$201,368	$202,697	$144,209

Total stockholders' equity to total assets	8.07%	8.95%	9.18%
Tangible stockholders' equity to tangible assets	5.05%	5.65%	7.07%

Common stock outstanding	19,666,469	19,561,469	10,853,290
Class B non-voting non-convertible common stock outstanding	590,068	584,674	1,112,188
Total common stock outstanding	20,256,537	20,146,143	11,965,478

Tangible common equity per common stock	$9.94	$10.06	$12.05
Book value per common stock	$12.12	$12.16	$13.07